AMENDED AND RESTATED
                          GUIDANCE LINE OF CREDIT NOTE


$5,000,000.00                                                   October 31, 1995


R.1 On September 26, 1994 NationsBank, N.A. formerly known as NationsBank of Virginia, N.A. (the "Lender") extended a loan to Comarco, Inc., A California corporation (the "Maker") in the original Principal Sum of Five Million and 00/100 Dollars ($5,000,000.00), as evidenced by a Guidance Line of Credit Note delivered by the Undersigned to the Bank of even date therewith, which Note may have been modified and extended from time to time (the Note and all amendment, modifications and extensions thereto are collectively referred to herein as the "Loans"); and

R.2 The Undersigned has requested the Bank to modify and amend certain provisions of the Note and the Bank has agreed to do so pursuant to the terms of the Amended and Restated Guidance Line of Credit Note.

R.3 As contemplated by the First Amended to the Loan Agreement dated the date of this Note with an effective date as of September 26, 1995, this Note is issued pursuant to that certain Loan Agreement dated September 26, 1994 between the Maker, as the borrower, and the Bank as amended from time to time (the Agreement). All capitalized terms used in this Note which are not otherwise defined in this Note shall have the meanings assigned to them in the Agreement.

R.4 This Note is issued in substitution and replacement for, but not in payment of, the Guidance Line of Credit Note from the Maker to the Bank dated September 26, 1994.

R.5 References in this Note to the Agreement and other Loan Documents shall in no way affect or impair the absolute and unconditional obligations of the Maker to pay the principal of and interest on this Note as provided in this Note.

NOW, THEREFORE, in consideration of the premises and for other good and valuable and legal consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto do hereby agree to amend and restate the Note as follows:

FOR VALUE RECEIVED, on or before October 31, 1995, with an effective date as of September 26, 1995, the undersigned, Comarco, Inc., a California corporation (the "Maker"), promises to pay to the order of NationsBank, formerly known as NationsBank of Virginia, N.A., a national banking association ("Lender"), without setoff, at 8300 Greensboro Drive, McLean, VA 22102-3604, or at such other place as the holder hereof may from time to time designate in writing, the principal sum of Five Million and No/100 Dollars ($5,000,000.00), or so much thereof as shall be advanced or readvanced and from time to time remain unpaid, plus interest on the principal balance hereof from time to time outstanding, from the date of this Note until the date paid, at the rates set forth below.

Except as otherwise provided in this Note with respect to amounts bearing interest on a Libor Rate (hereinafter defined) basis, this Note shall be payable in successive monthly installments of accrued and unpaid interest only, commencing October 31, 1995 and continuing on the last day of each succeeding calendar month thereafter until June 30, 1996, the maturity date of this Note, at which time the entire principal balance of this Note and all accrued and unpaid interest thereon shall be due and payable in full. Interest on this Note shall be calculated on a 360-day year and the actual number of days elapsed.

All payments hereunder shall be payable in lawful currency of the United States and in immediately available funds, and shall be applied first to late charges and costs of collections, then to accrued and unpaid interest, and then to reduce the principal balance hereof. Notwithstanding the foregoing, accrued and unpaid interest on amounts outstanding hereunder bearing interest on a Libor Rate basis shall be due and payable on the last day of the applicable Libor Rate Funding Period (hereinafter defined), and if such Libor Rate Funding Period is longer than 90 days, on the 90th day of each Libor Rate Funding Period.

Except as otherwise expressly set forth below, amounts outstanding hereunder shall bear interest at a floating rate which is at all times equal to the Prime Rate (hereinafter defined), from time to time in effect, plus the Additional Percentage (hereinafter defined). For purposes of this Note, the term Prime Rate shall mean the fluctuating rate established by Lender as its prime rate of interest from time to time, at its discretion, whether or not such rate shall otherwise be published. Maker and each other party liable hereon in any capacity, whether as maker, endorser, surety, guarantor or otherwise, acknowledges and agrees that Lender's Prime Rate is established by Lender as an index or base rate and may or may not at any time be the best or lowest rate charged by Lender on any loan. Such rate shall be adjusted as and when any change in the Lender's Prime Rate or any change in the Additional Percentage shall occur.

The term Additional Percentage shall mean the percentage applicable to this Note in accordance with the following:

     - if the Maker's Total Liabilities divided by Tangible Net Worth is less than or equal to 1.00 to 1.00, the Additional Percentage shall be one-eighth of one percent (1/8%);

     - if the Maker's Total Liabilities divided by Tangible Net Worth is less than or equal to 1.50 to 1.00, but greater than 1.00 to 1.00, the Additional Percentage shall be three-eighths of one percent (3/8%); and

     - if the Maker's Total Liabilities divided by Tangible Net Worth is greater than 1.50 to 1.00, the Additional Percentage shall be five-eighths of one percent (5/8%).

For purposes of this Note, the terms Total Liabilities and Tangible Net Worth shall have the meaning attributed to such terms in the Loan Agreement (hereinafter defined).

The initial Additional Percentage shall be calculated based on the Maker's consolidated financial statements for the quarter ending July 31, 1995. Thereafter, the applicable Additional Percentage shall be calculated and adjusted quarterly, based on the quarterly financial statements required to be submitted to the Lender pursuant to paragraph 4 of Article VI of the Loan Agreement. Such quarterly changes shall be effective commencing five (5) business days after submission by the Maker of the required financial statements; it being understood, however, that in the event the quarterly financial statements are not submitted when due, the Applicable Percentage shall be five-eighths of one percent (5/8%) until such financial statements are submitted as required, at which time the Applicable Percentage (for the balance of the quarterly period) shall be determined as set forth above.

Additionally, so long as no event of default or any act, event or condition which, with notice or the passage of time, or both, would constitute an event of default under any Loan Document has accrued or is continuing, Maker shall have the right to elect that specified amounts advanced under this Note bear interest for specified periods (each being herein referred to as a Libor Rate Funding Period), at the Libor Rate (hereinafter defined) plus the Additional Libor Rate Percentage (hereinafter defined) in effect at the commencement of the Libor Rate Funding Period. Election by Maker of a Libor Rate interest rate as herein provided shall be made in a writing delivered to Lender not less than three (3) business days prior to the date on which the Libor Rate Funding Period is to begin, and shall specify (1) the business day on which the Libor Rate is to be effective and the period (each being herein referred to as a "Libor Rate Funding Period") for which the Libor Rate shall be applicable (which shall be only 30, 60, 90 or 180 days and the expiration of which may not be later than the "Maturity Date"); and (2) the principal amount of this Note which shall bear interest at the Libor Rate plus the Applicable Libor Rate Percentage (each being herein referred to as a "Libor Rate Funding Segment"). Maker may not revoke any such election without Lender's written consent. Upon the expiration of an applicable Libor Rate Funding Period, unless notice of Libor Rate election from Maker, the rate of interest applicable to any Libor Rate Funding Segment (after the expiration thereof) shall automatically convert at the end of the applicable Libor Rate Funding Period, to the Prime Rate plus the Applicable Percentage.

For purposes hereof, the term "Libor Rate" shall mean the per annum rate of interest, as determined by the Lender in its sole discretion, at which deposits in United States Dollars in an amount approximately equal to the amount for which for which the rate is to be fixed and with maturates comparable to the interest period selected by the Maker, to be the average of rates per annum for 11:00 a.m., London time, two (2) London business days prior to the first day of such Libor Rate Funding Period for delivery on the first such day of such Libor Rate Funding Period, in amounts comparable to the applicable Libor Rate Funding Segment adjusted for Federal Reserve Board reserve requirements and similar assessments, if any, imposed upon Lender from time to time.

The term Additional Libor Rate Percentage shall mean the percentage applicable to this Note in accordance with the following:

         - if Total Liabilities divided by Tangible Net Worth is less than or equal to 1.00 to 1.00, the Additional Percentage shall be one and five-eighths percent (1-5/8%);

         - if Total Liabilities divided by Tangible Net Worth is less than or equal to 1.50 to 1.00, but greater than 1.00 to 1.00, the Additional Libor Rate Percentage shall be one and seven-eighths percent (1-7/8%); and

         - if Total  Liabilities  divided by Tangible  Net Worth is greater than
         1.50 to 1.00, the Additional Libor Rate Percentage shall be two and one eighths percent (2-1/8%).

The Additional Libor Rate Percentage shall be calculated based on the Maker's consolidated financial statements for the quarter ending July 31, 1995. Thereafter, the applicable Additional Libor Rate Percentage shall be determined quarterly, based on the quarterly financial statements required to be submitted to the Maker pursuant to paragraph 4 of Article VI of the Loan Agreement. In the event the quarterly financial statements are not submitted when due, the Applicable Percentage shall be two and one-eighths percent (2-1/8%) until such financial statements are submitted as required, at which time the Applicable Percentage (for the balance of the quarterly period) shall be determined as set forth above. It is expressly understood, however, that once the Additional Libor Rate Percentage is determined in connection with any particular Libor Rate Funding Segment, such Additional Libor Rate Percentage shall remain in effect for the period for which the applicable Libor Rate election is made.

In the event that any payment of principal and/or interest is not actually received by the holder of this Note within five (5) business days of the date such payment is due, Maker agrees to pay a late charge equal to five percent (5%0 of the total amount of the delinquent installment.

If default is made in the payment of any amount due (I) hereunder; (ii) under the Master Line of Credit Note (hereinafter defined); (iii) under any Acquisition Term Note (hereinafter defined); or (iv) under any other Loan Document (hereinafter defined), or if default be made in the performance of any covenant or agreement set forth in this Note, the Master Line of Credit Note, any Acquisition Term note or any other Loan Document, then, subject to any applicable grace period provided in the Loan Agreement (I) the entire outstanding principal balance of this Note shall thereafter bear interest at a rate which is two percent (2%) above the interest rate otherwise payable pursuant to the terms of this Note; and (ii) the entire principal balance of this Note and all accrued and unpaid interest thereon shall at once become due and payable at the option of the holder of this Note. Failure to exercise the foregoing option to accelerate payment shall not constitute a waiver of the right to exercise the same in the event of any subsequent default.

Amounts outstanding which bear interest based on the Prime Rate may be prepaid in whole or part at any time, without premium or penalty. No prepayment of any other amounts outstanding hereunder shall be permitted without the prior written consent of lender. Notwithstanding such prohibition, if there is a prepayment of any such loan, whether voluntary or involuntary by reason of acceleration or otherwise, Maker shall also pay to Lender any loss or expense which Lender may incur or sustain as a result of prepayment. Any partial prepayments shall be applied to amounts due hereunder in inverse order of maturity, and shall not relieve Maker of the obligation to pay periodic installments of principal and/or interest hereunder as and when the same would otherwise be due hereunder.

Each party liable under this Note in any capacity, whether as maker, endorser, surety, guarantor or otherwise: (I) waives its homestead exemption, (ii) waives presentment, demand, protest and notice of presentment, notice of protest and notice of dishonor of this debt and each and every other notice of any kind with respect to this Note, (iii) agrees that the holder of this Note, at any time or times, without notice to it or its consent, may grant extensions of time, without limit as to the number or the aggregate period of such extensions, for the payment of any principal, interest or other sums due hereunder, and (iv) to the extent not prohibited by law, waives the benefit of any law or rule of law intended for its advantage or protection as an obligor hereunder or providing for its release or discharge from liability under this note, in whole or in part, on account of any facts or circumstances other than full and complete payment of all amounts due hereunder.

Maker promises to pay all costs of collection, including reasonable attorneys' fees, upon default in the payment of the principal of this Note or interest or other sums hereon when due, whether at maturity, as herein provided, or by reason of acceleration of maturity under the terms of this Note or under the terms of any other Loan Documents, whether suit be brought or not.

In the event any one or more of the provisions contained in this Note or any other Loan Document shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note or such other Loan Document, but this Note and the other Loan Documents shall be construed as if such invalid, illegal or unenforceable provision had never been contained or therein.

This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

This Note is the "Guidance Line of Credit Note" issued pursuant to the terms and conditions of a certain Loan Agreement, dated September 26, 1994 and all modifications thereof (the "Loan Agreement"), by and among the Lender, the Maker and the parties below executing this Note as Guarantors, and is executed and delivered in connection with the Guidance Line of Credit (as defined and more particularly described in the Loan Agreement). This Note, the Master Line of Credit Note (as defined and more particularly described in the Loan Agreement), each Acquisition Term Note (as defined and more particularly described in the Loan Agreement) and the Loan Agreement, together with all extensions, renewals and modifications thereof and substitutions therefor and all other documents or instruments executed, issued or delivered in connection with the loan evidenced hereby, are herein collectively referred to as the "Loan Documents".

All of the terms, covenants, provisions, conditions, stipulations, promises and agreements contained in the Loan Documents to be kept, observed and performed by Maker pursuant to the Loan Documents are hereby made a part of this Note and incorporated herein by reference to the same extent and with the same force and effect as if they were fully set forth herein, and Maker promises and agrees to keep, observe and perform them, or cause them to be kept, observed and performed, strictly in accordance with the terms and provisions thereof.

A default under the Master Line of Credit Note or any Acquisition Term Note shall, at the option of the holder of this Note, be deemed a default under this Note, entitling the holder of this Note (I) to exercise all of its rights and remedies hereunder, including the right to accelerate payment of all sums due hereunder; and (ii) to exercise all of its rights and remedies provided in the Loan Agreement to be exercised upon the occurrence of an Event of Default (as defined in the Loan Agreement). In the event that at any time this Note, the Master Line of Credit Note and/or any Acquisition Term Note are held by different persons, each of such persons shall have all of the rights, privileges and options provided to the noteholder herein and/or in the Loan Agreement.

Maker warrants and represents that the loan evidenced hereby is being made for business or investment purposes.

This Note shall be governed in all respects by the laws of the Commonwealth of Virginia and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns.

Any controversy or claim between or among the parties hereto, including, but not limited to, those arising out of or relating to this Note or any of the other Loan Documents, including any claim based on or arising from an alleged tort, shall be determined by binding arbitration in accordance with the Federal Arbitration Act (or if not applicable, the applicable state law), the rules of practice and procedure for the arbitration of commercial disputes of Judicial Arbitration and Mediation Services, Inc. (J.A.M.S.) and the "special rules" set forth below. In the event of any inconsistency, the special rules shall control. Judgment upon any arbitration award may be entered in any court having jurisdiction. Any party to this Note may bring an action, including a summary or expedited proceeding, to compel arbitration of any controversy or claim to which this Note applies in any court having jurisdiction over such action.

1. Special Rules. The arbitration shall be conducted in the city of the Maker's domicile at the time of this Note's execution, and administered by J.A.M.S., who will appoint an arbitrator; if J.A.M.S. is unable or legally precluded from administrating the arbitration, then the American Arbitration Association will serve. All Arbitration hearings will be commenced within 90 days of the demand for arbitration; further, the arbitrator shall only, upon a showing of cause, be permitted to extend the commencement of such hearing for up to an additional 60 days.

2. Reservation of Rights. Nothing in this Agreement shall be deemed to (I) limit the applicability of any otherwise applicable statutes of limitation or repose and any waivers contained in this Note; or (ii) be a waiver by Lender of the protection afforded to it by 12 U.S.C. Section 01 or any substantially equivalent state law; or (iii) limit the right of Lender hereto (a) to exercise self help remedies such as (but not limited to) setoff, or (b) to foreclose against any real or personal property collateral, or (c) to obtain from a court provisional or ancillary remedies such as (but not limited to) injunctive relief, writ of possession or the appointment of a receiver. Lender may exercise such self help rights, foreclose upon such property, or obtain such provisional or ancillary remedies before, during or after the pendency of any arbitration proceeding brought pursuant to this Agreement. Neither this exercise of self help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies shall constitute a waiver of the right of any party, including the claimant in any such action, to arbitrate the merits of the controversy or claim occasioning resort to such remedies.


                                         COMARCO, INC., a California corporation

                                         By:
                                             -----------------------------------
                                             Thomas P. Baird
                                             Chief Financial Officer

FOR VALUE RECEIVED, the undersigned hereby jointly and severally, personally and unconditionally guarantee the payment when due of each installment of principal and/or interest due hereunder and all other sums due hereunder, whether due by reason of acceleration or otherwise.

[Corporate Seal]                           COMARCO WIRELESS TECHNOLOGIES, INC.
Attest:
                                           By:
------------------------------------           ---------------------------------
                                               Thomas P. Baird
                                               Chief Financial Officer


[Corporate Seal]                           INTERNATIONAL BUSINESS SERVICES, INC.
Attest:
                                           By:
------------------------------------           ---------------------------------
                                               Thomas P. Baird
                                               Chief Financial Officer


[Corporate Seal]                           DECISIONS AND DESIGNS, INC.
Attest:
                                           By:
------------------------------------           ---------------------------------
                                               Thomas P. Baird
                                               Chief Financial Officer


[Corporate Seal]                           LCTI, INC.
Attest:
                                           By:
------------------------------------           ---------------------------------
                                               Thomas P. Baird
                                               Chief Financial Officer